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                                                                  Exhibit 11(a)




INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Index Funds, Inc.:

We consent to the use in Post-Effective Amendment No. 1 to Registration Statement No. 333-15265 of our report dated January 22, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Princeton, New Jersey
September 2, 1997